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INDEPENDENT AUDITOR'S CONSENT



To the Board of Directors
PICK Communications Corp.

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on the Post-Effective Amendment No. 1 to Form S-1 of our report dated June 14, 2000, on the consolidated financial statements of PICK Communications Corp. and Subsidiaries as of December 31, 1999 and 1998, which appear in such Prospectus. We also consent to the reference to our Firm under the captions "Experts" and "Selected Financial Data" in such Prospectus.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

November 8, 2000